Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Immunovant, Inc.:
(1)Registration Statement (Form S-8 No. 333-236665) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan and the Immunovant Sciences Ltd. 2018 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-239537) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan,
(3)Registration Statement (Form S-3 No. 333-251865), and
(4)Registration Statement (Form S-8 No. 333-262087) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan;
of our report dated June 8, 2022, with respect to the consolidated financial statements of Immunovant, Inc. included in this Annual Report (Form 10-K) of Immunovant, Inc. for the year ended March 31, 2022.
/s/ Ernst & Young LLP
Iselin, New Jersey
June 8, 2022

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